Exhibit 99.1

For Immediate Release

   NEWS RELEASE

Contacts:

Gastar Exploration Inc.

Michael A. Gerlich, Chief Financial Officer

713-739-1800 / mgerlich@gastar.com

Investor Relations Counsel:
Lisa Elliott, Dennard▪Lascar Associates:                                                 713-529-6600 / lelliott@DennardLascar.com

Gastar Exploration Announces

FIRST Quarter 2017 Results

HOUSTON, May 10, 2017 - Gastar Exploration Inc. (NYSE MKT: GST) (“Gastar” or the “Company”) today reported financial and operating results for the three months ended March 31, 2017.

First quarter 2017 highlights include:

•	Average daily production 5,700 Boe per day, exceeding high-end of guidance by 6%
•	Production volumes comprised of 72% liquids, in line with mid-point guidance
•	Replaced revolving credit facility and redeemed senior secured notes due 2018 with proceeds from new debt and equity financing from Ares Management LLC (“Ares”) with maturity of March 2022
•	Completed the acquisition of additional interests in producing wells and additional STACK oil and gas leasehold interests in Kingfisher County, Oklahoma for $51.4 million

J. Russell Porter, Gastar's President and CEO, commented, “We are continuing to make progress on the delineation of the Meramec and Osage formations across our STACK Play acreage. The joint development agreement we established in October 2016 combined with our balance sheet refinancing has positioned us to execute an active drilling program, both within the joint development area and outside of it.  To date, we have drilled and completed a total of 17 Meramec wells, four Osage wells and one Oswego well.”

“With most of these wells recently being placed on line, production history is limited and it is too early to draw conclusions on a typical production profile of the Meramec and Osage formations on our acreage.  Our planned drilling activity should allow us to support and refine our estimates of ultimate recovery and the production profiles for each formation in the coming quarters.”

“We are encouraged by early flow back results and are currently running three drilling rigs, one within the joint development area focused on drilling Meramec wells and two drilling Osage wells outside the joint development area.  Our current plan is to drill up to 14 gross Osage locations on our acreage in 2017, however, we believe that we can effectively delineate and de-risk the Osage formation across our acreage with a smaller number of wells to test the viability of multiple productive Osage benches.  Within the joint development agreement area, we have drilled and completed a total of 16 gross wells under the first 20-well tranche of the agreement, and we anticipate that we will have completed the remaining wells in the tranche by third quarter of 2017.  Assuming our partner elects to move forward, the second group of 20 wells is anticipated to be a combination of Meramec and Osage targets and should be completed by early 2018.  We will respond to commodity price conditions and lower our rate of capital spending if prudent,” concluded Porter.

Financial Review

Net loss attributable to Gastar’s common stockholders for the first quarter of 2017 was $22.3 million, or a loss of $0.14 per share, compared to a first quarter 2016 net loss of $73.5 million, or a loss of $0.93 per share.  Adjusted net loss attributable to common stockholders (non-GAAP), which excludes non-cash and unusual items, for the first quarter of 2017 was $9.6 million, or a loss of $0.06 per share,  compared to adjusted net loss attributable to common stockholders, which excludes non-cash and unusual items, of $17.7 million, or a loss of $0.22 per share, for the first quarter 2016. (See the accompanying reconciliation of the non-GAAP financial measure adjusted net loss at the end of this news release.)

Adjusted earnings before interest, income taxes, depreciation, depletion and amortization (“adjusted EBITDA”) (non-GAAP) for the first quarter of 2017 was $10.6 million compared to adjusted EBITDA of $10.7 million for the first quarter of 2016 and $10.6 million for the fourth quarter of 2016. (See the accompanying reconciliation of the non-GAAP financial adjusted EBITDA at the end of this news release.)

Total Company revenues were $18.7 million in the first quarter of 2017, a 26% increase from $14.8 million in the first quarter of 2016 and a 2% increase from $18.3 million in the fourth quarter of 2016.

Revenues from oil, condensate, natural gas and natural gas liquids (“NGLs”), before the effects of commodity derivatives contracts, totaled $17.4 million in the first quarter of 2017, a 20% increase from $14.5 million in the first quarter of 2016 and a 1% increase from $17.2 million in the fourth quarter of 2016.  The increase from first quarter of 2016 in oil, condensate, natural gas and NGLs revenues primarily resulted from a 182% increase in equivalent product pricing partially offset by a 58% decrease in equivalent production volumes, which was primarily related to the sale of the Company’s Appalachian Basin assets in April 2016.  The increase from fourth quarter 2016 revenues was due to an 8% increase in equivalent product pricing offset by a 6% decrease in equivalent production volumes.

Commodity hedges were in place for approximately 67% of our oil and condensate production, 56% of our natural gas production and 25% of our NGLs production for the first quarter of 2017.  Commodity derivative contracts settled during the period resulted in a $1.9 million increase in revenue compared to a $6.8 million increase in revenues in the first quarter of 2016.  For details on Gastar’s current hedging position, please see our Form 10-Q for the quarter ended March 31, 2017 filed with the U.S. Securities and Exchange Commission (“SEC”).

Average daily Mid-Continent production for the first quarter of 2017 was 5,700 barrels of oil equivalent (“Boe”) per day (“Boe/d”) as compared to 6,100 Boe/d in the first quarter of 2016 and 5,900 Boe/d in the fourth quarter of 2016.

In the Mid-Continent area, average daily production in the first quarter of 2017 decreased 7% compared to the first quarter of 2016 and sequentially declined 4% primarily due to natural production declines.  First quarter 2017 Mid-Continent production consisted of approximately 49% oil, 28% natural gas and 23% NGLs.

Gastar’s Mid-Continent oil, condensate and NGLs as a percentage of production volumes were 72% in the first quarter of 2017 and fourth quarter of 2016, compared to 71% in the first quarter of 2016.  Including Appalachian Basin production, oil, condensate and NGLs as a percentage of production volumes were 56% in the first quarter of 2016.

The following table provides a summary of Gastar’s total net production volumes and overall average commodity prices for the three months ended March 31, 2017 and 2016:

	For the Three Months Ended March 31,
	2017	2016(1)
	(In thousands, except per unit amounts)
Net Production:
Oil and condensate (MBbl)	250	323
Natural gas (MMcf)	863	3,204
NGLs (MBbl)	117	346
Total net production (MBoe)	511	1,203
Net Daily production:
Oil and condensate (MBbl/d)	2.8	3.6
Natural gas (MMcf/d)	9.6	35.2
NGLs (MBbl/d)	1.3	3.8
Total net daily production (MBoe/d)	5.7	13.2
Average sales price per unit:
Oil and condensate per Bbl, including impact of hedging activities (2)	$54.53	$41.56
Oil and condensate per Bbl, excluding impact of hedging activities	$48.78	$27.27
Natural gas per Mcf, including impact of hedging activities (2)	$3.22	$1.59
Natural gas per Mcf, excluding impact of hedging activities	$3.00	$1.25
NGLs per Bbl, including impact of hedging activities (2)	$24.28	$8.04
NGLs per Bbl, excluding impact of hedging activities	$22.11	$4.90
Average sales price per Boe, including impact of hedging activities (2)	$37.68	$17.71
Average sales price per Boe, excluding impact of hedging activities	$34.00	$12.07

_____________________________

(1)	Includes production and pricing impact of our Appalachian Basin assets, substantially all of which were sold on April 8, 2016.
(2)	The impact of hedging includes only the gain (loss) on commodity derivative contracts settled during the periods presented.

Lease operating expenses (“LOE”) per Boe of production were $9.93 in the first quarter of 2017 versus $5.05 in the first quarter of 2016 and $8.79 in the fourth quarter of 2016, including workover costs.  Excluding the Appalachian Basin, LOE per Boe for the first quarter of 2016 was $9.84 and $8.67 per Boe for the fourth quarter of 2016.  Excluding the Appalachian Basin, LOE decreased $385,000, or 7%, for the first quarter of 2017 compared to the first quarter of 2016 due primarily to a $440,000 decrease in recurring well LOE costs offset by a $63,000 increase in workover expense.

Depreciation, depletion and amortization (“DD&A”) expense per Boe in the first quarter of 2017 was $9.11 compared to $11.41 for the first quarter of 2016 and $9.44 in the fourth quarter of 2016. The decrease in DD&A expense in the first quarter of 2017 from the comparable period in 2016 was the result of a lower DD&A rate due to the impairment charge incurred in the first quarter of 2016 and the credit to the full cost pool for the net proceeds from the sale of the Company’s Appalachian Basin assets completed in April 2016.

General and administrative (“G&A”) expense was $3.8 million in the first quarter of 2017 compared to $5.7 million in the first quarter of 2016 and $3.6 million in the fourth quarter of 2016. G&A expense for the first quarter of 2017 included $996,000 of non-cash stock-based compensation expense, versus $1.6 million in the first quarter of 2016 and $773,000 in the fourth quarter of 2016.

During the first quarter of 2017, the Company repaid in full all outstanding borrowings under its revolving credit facility and terminated the facility and redeemed all of its outstanding 8 5/8% senior secured notes generating a loss on early extinguishment of debt of $12.2 million.

Operations Review and Update

The following table provides a summary of Gastar’s Mid-Continent production volumes and average commodity prices for the three months ended March 31, 2017 and 2016:

	For the Three Months Ended March 31,
	2017	2016
Net Production:
Oil and condensate (MBbl)	250	277
Natural gas (MMcf)	861	950
NGLs (MBbl)	117	119
Total net production (MBoe)	511	554
Net Daily Production:
Oil and condensate (MBbl/d)	2.8	3.0
Natural gas (MMcf/d)	9.6	10.4
NGLs (MBbl/d)	1.3	1.3
Total net daily production (MBoe/d)	5.7	6.1
Average sales price per unit(1):
Oil and condensate (per Bbl)	$48.78	$30.16
Natural gas (per Mcf)	$3.00	$1.81
NGLs (per Bbl)	$22.11	$10.39
Average sales price per Boe(1)	$34.01	$20.40

_____________________________

(1)	Excludes the impact of hedging activities

As of May 1, 2017, we had production and drilling operations at various stages on the following operated STACK wells on our acreage:

Well Name	Current Working Interest(1)	Approximate Lateral Length (in feet)	Peak Production Rates(2) (Boe/d)	Boe/d(3)	% Oil(4)	Date of First Production or Status	Approximate Gross Costs to Drill & Complete ($ millions)
Meramec Completions
Holiday Road 2-1H(6)	78.3%	4,300	654	227	73%	04/11/16	$4.0
Ingle 29-1H(5)	17.8%	4,900	1,037	246	73%	10/22/16	$5.2
Geis 31-1H(5)	14.2%	4,900	877	288	72%	10/31/16	$3.8
Katy 21-1H(5)	18.1%	4,900	638	306	60%	11/17/16	$4.0
Lilly 28-1H(5)(6)	14.7%	4,400	N/A	409	86%	12/02/16	$4.6
Mott 19-1H(5)	16.2%	4,500	N/A	488	72%	01/08/17	$4.6
Mott 20-2H(5)	17.1%	5,000	N/A	475	73%	01/10/17	$4.2
Victoria 25-1H(5)	12.0%	4,600	513	303	65%	01/11/17	$5.1
Kramer 29-1H(5)	14.7%	4,400	697	371	78%	01/23/17	$5.3
Ma Stucki 30-1H(5)	2.9%	4,800	N/A	127	73%	03/02/17	$5.3
Eldon 34-1H(5)	7.7%	4,800	N/A	730	84%	04/09/17	$4.7
Snowden 27-1H(5)	11.8%	5,100	N/A	562	88%	04/12/17	$6.3
Bradbury 28-1H(5)	7.5%	7,300	N/A	N/A	N/A	Flow back	$6.8
Pickle 33-1H(5)	6.2%	5,100	N/A	N/A	N/A	Flow back	$4.8
Johnny 32-1H(5)	5.0%	4,900	N/A	N/A	N/A	Flow back	$4.8
Best 20-1H(5)	3.9%	4,900	N/A	N/A	N/A	Flow back	$5.5
Stitt 32-1H(5)	6.2%	5,100	N/A	N/A	N/A	Completing	$4.8
Ohm 28-1H(5)	3.1%	4,700	N/A	N/A	N/A	Drilling	$4.8

Osage Completions
McGee 29-1H(6)	94.2%	4,200	414	180	69%	09/25/16	$4.3
Great Divide 1-12H(5)	7.5%	5,000	510	277	79%	04/02/17	$3.4
Hane 14-1H	32.0%	4,700	N/A	N/A	N/A	Flow back	$3.8
Pedlik 10-1H	26.0%	4,800	N/A	N/A	N/A	Flow back	$3.8
Gungoll 20-1H	68.0%	5,000	N/A	N/A	N/A	Completing	$3.8
Pudge 28-1H	50.0%	4,800	N/A	N/A	N/A	Completing	$3.8
Bennie Racer 14-1H	58.0%	5,000	N/A	N/A	N/A	Drilling	$3.8
Harold Dorothy 1907 6-1H	45.0%	5,000	N/A	N/A	N/A	Drilling	$3.8

Oswego Completions
Tomahawk 7-1H	88.6%	4,200	418	68	90%	09/24/16	$2.7

_____________________________

(1)	Current estimated working interest. Working interest subject to change based on final force pooling orders.
(2)	Represents highest daily gross Boe rate. N/A indicates that the well has not yet reached its peak initial production rate.
(3)	Represents average gross production for the most recent five (5) days through May 1, 2017.
(4)	Represents inception to date percent of oil produced as compared to total oil production on a two-stream basis.
(5)	Drilling Program well. Working interest reflected is 20% of our total original working interest.
(6)	Excludes one-time fishing or coring costs.

In late March 2017, Gastar completed the acquisition of additional working and net revenue interests in approximately 66 gross (9.5 net) producing wells and 5,670 net acres of additional STACK oil and gas leasehold interests in Kingfisher County, Oklahoma for approximately $51.4 million.  Prior to the acquisition, Gastar held an existing interest in the majority of the acquired producing wells and leasehold.

Gastar’s net capital expenditures, excluding acquisitions, in the first quarter of 2017 totaled $24.9 million, comprised of $8.2 million for drilling, completions and infrastructure costs, $15.7 million for unproved acreage extensions, renewals and additions and $1.0 million of other capitalized costs.  For the remainder of 2017, our capital expenditure budget, including other capitalized costs, is $59.0 million, comprised of $37.7 million for drilling, completion and infrastructure costs, $15.1 million for lease renewal and extension costs and $6.2 million of other capitalized costs.

Liquidity

In order to address near-term debt maturities and structure new debt maturities to better match the timeframe needed to fully delineate and de-risk its acreage, on March 3, 2017, the Company refinanced its revolving bank facility and high-yield notes with a combination of term debt, convertible debt and common stock provided by Ares.  The transactions with Ares included $425 million in new financing in the form of a $250 million first lien secured term loan, the issuance of $125 million second lien secured convertible notes (the “Notes”) and a $50 million purchase of Gastar common stock.  On March 21, 2017, the Company issued an additional $75 million of Notes to Ares.  Stockholder approval for the issuance of common stock upon the exercise of the conversion rights of the Notes was obtained on May 2, 2017 at a special meeting of common stockholders.  Subsequent to that stockholder approval, $37.5 million of the additional Notes were exchanged for 25,456,521 shares of the Company’s common stock resulting in common stock outstanding of 211,903,583 shares.  Stockholders also approved the issuance to Ares of 2,000 shares of the Company’s Special Voting Preferred Stock, pursuant to which Ares will be entitled to elect up to two of the Company’s directors provided Ares meets certain ownership thresholds.

At March 31, 2017, Gastar had approximately $64.6 million in available cash and cash equivalents.

As of March 31, 2017, the Company had received approximately $58.5 million of the proceeds from the south STACK Play acreage sale.  On April 24, 2017, the Company received an additional $10.4 million of the proceeds from the south STACK Play acreage sale  and anticipates receiving the remaining balance of proceeds of approximately $1.9 million by July 2017.

For the three months ended March 31, 2017, Gastar declared and paid dividends of $8.7 million for the Series A Preferred Stock and $5.7 million for the Series B Preferred Stock, including the accumulated and unpaid dividends for April 2016 to December 2016.

Guidance for Second Quarter 2017 and Full-Year 2017

Our guidance for the second quarter of and full-year 2017 is provided in the table below and represents the Company's best estimate of the range of likely future results. Guidance could be affected by the factors described below in "Forward Looking Statements."

Production	Second Quarter 2017	Full-Year 2017

Net average daily (MBoe/d)(1)	5.7 – 6.0	5.5 – 6.1
Liquids percentage (oil and NGLs)	71% - 73%	72% - 75%

Cash Operating Expenses
Production taxes (% of production revenues)	2.6% - 2.8%	2.6% - 2.9%
Direct lease operating ($/Boe)	$8.00 - $8.50	$7.90 - $8.50
Transportation, treating & gathering ($/Boe)	$0.70 - $0.85	$0.75 - $0.85
Cash general & administrative ($/Boe)	$5.90 - $6.40	$5.40 - $5.80

________________

(1)Based on equivalent of 6 thousand cubic feet (Mcf) of natural gas to one barrel of oil, condensate or NGLs.

Conference Call

Gastar has scheduled a conference call for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Thursday, May 11, 2017.  Investors may participate in the call either by phone or audio webcast.

By Phone:	Dial 1-412-902-0030 at least 10 minutes before the call. A telephone replay will be available through May 12 by dialing 1-201-612-7415 and using the conference ID: 13661036.

By Webcast:

Visit the Investor Relations page of Gastar's website at www.gastar.com under “Events & Presentations.” Please log on a few minutes in advance to register and download any necessary software. A replay will be available shortly after the call.

For more information, please contact Donna Washburn at Dennard-Lascar Associates at 713-529-6600 or e-mail dwashburn@DennardLascar.com.

About Gastar Exploration

Gastar Exploration Inc. is a pure play Mid-Continent independent energy company engaged in the exploration, development and production of oil, condensate, natural gas and natural gas liquids. Gastar’s principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves, such as shale resource plays. Gastar holds a concentrated acreage position in what is believed to be the core of the STACK Play, an area of central Oklahoma which is home to multiple oil and natural gas-rich reservoirs including the Meramec, Oswego, Osage, Woodford and Hunton formations. For more information, visit Gastar's website at www.gastar.com.

Forward Looking Statements

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements.  Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risks inherent in natural gas and oil drilling and production activities, including risks with respect to continued low or further declining prices for natural gas and oil that could result in further downward revisions to the value of proved reserves or otherwise cause Gastar to further delay or suspend planned drilling and completion operations or reduce production levels which would adversely impact cash flow; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and continued low or further declining prices for natural gas and oil; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to our ability to integrate acquired assets with ours and to realize the anticipated benefits from such acquisitions; and other risks described in Gastar’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov.  Our actual sales production rates can vary considerably from tested initial production rates depending upon completion and production techniques and our primary areas of operations are subject to natural steep decline rates. By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

Targeted expectations and guidance for the second quarter and full-year of 2017 are based upon the current 2017 planned capital expenditures budget, which may be subject to revision and reevaluation dependent upon future developments, including changes in commodity prices, drilling results, our liquidity position, availability of crews, supplies and production capacity, weather delays and significant changes in drilling costs.

Unless otherwise stated herein, equivalent volumes of production are based upon an energy equivalent ratio of six Mcf of natural gas to each barrel of liquids (oil, condensate and NGLs), which ratio is not reflective of relative value.  Our NGLs are sold as part of our wet gas subject to an incremental NGLs pricing formula based upon a percentage of NGLs extracted from our wet gas production.  Our reported production volumes reflect incremental post-processing NGLs volumes and residual gas volumes with which we are credited under our sales contracts.

- Financial Tables Follow –

GASTAR EXPLORATION INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2017	2016
	(in thousands, except share and per share data)
REVENUES:
Oil and condensate	$12,190	$8,813
Natural gas	2,588	4,018
NGLs	2,591	1,695
Total oil and condensate, natural gas and NGLs revenues	17,369	14,526
Gain on commodity derivatives contracts	1,300	285
Total revenues	18,669	14,811
EXPENSES:
Production taxes	485	705
Lease operating expenses	5,072	6,079
Transportation, treating and gathering	311	613
Depreciation, depletion and amortization	4,652	13,729
Impairment of natural gas and oil properties	—	48,497
Accretion of asset retirement obligation	51	105
General and administrative expense	3,824	5,675
Total expenses	14,395	75,403
INCOME (LOSS) FROM OPERATIONS	4,274	(60,592)
OTHER (EXPENSE) INCOME:
Interest expense	(10,849)	(9,298)
Loss on early extinguishment of debt	(12,172)	—
Investment and other income	49	33
LOSS BEFORE PROVISION FOR INCOME TAXES	(18,698)	(69,857)
Provision for income taxes	—	—
NET LOSS	(18,698)	(69,857)
Dividends on preferred stock	(3,618)	(3,618)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(22,316)	$(73,475)
NET LOSS PER SHARE OF COMMON STOCK ATTRIBUTABLE TO COMMON STOCKHOLDERS:
Basic	$(0.14)	$(0.93)
Diluted	$(0.14)	$(0.93)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	162,829,221	78,788,133
Diluted	162,829,221	78,788,133

GASTAR EXPLORATION INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2017	2016
	(in thousands, except share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$64,595	$71,529
Accounts receivable, net of allowance for doubtful accounts of $1,953	36,979	26,883
Commodity derivative contracts	6,293	6,212
Prepaid expenses	652	755
Total current assets	108,519	105,379
PROPERTY, PLANT AND EQUIPMENT:
Oil and natural gas properties, full cost method of accounting:
Unproved properties, excluded from amortization	125,940	67,333
Proved properties	1,259,201	1,253,061
Total natural gas and oil properties	1,385,141	1,320,394
Furniture and equipment	2,663	2,622
Total property, plant and equipment	1,387,804	1,323,016
Accumulated depreciation, depletion and amortization	(1,135,664)	(1,131,012)
Total property, plant and equipment, net	252,140	192,004
OTHER ASSETS:
Restricted cash	369	—
Commodity derivative contracts	1,445	1,638
Deferred charges, net	-	676
Advances to operators and other assets	87	102
Other	405	405
Total other assets	2,306	2,821
TOTAL ASSETS	$362,965	$300,204
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$8,034	$8,867
Revenue payable	11,173	6,690
Accrued interest	933	3,515
Accrued drilling and operating costs	5,224	2,615
Advances from non-operators	2,775	3,504
Commodity derivative contracts	184	338
Commodity derivative premium payable	1,544	1,654
Asset retirement obligation	0	89
Other accrued liabilities	3,414	2,462
Total current liabilities	33,281	29,734
LONG-TERM LIABILITIES:
Long-term debt	365,066	404,493
Commodity derivative contracts	1,077	—
Commodity derivative premium payable	626	969
Asset retirement obligation	4,282	5,443
Total long-term liabilities	371,051	410,905
Commitments and contingencies
STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.01 per share, 40,000,000 shares authorized
8.625% Series A Cumulative Preferred stock, 10,000,000 shares designated; 4,045,000 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively, with liquidation preference of $25.00 per share	41	41
10.75% Series B Cumulative Preferred stock, 10,000,000 shares designated; 2,140,000 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively, with liquidation preference of $25.00 per share	21	21
Common stock, par value $0.001 per share; 550,000,000 shares authorized; 186,147,733 and 150,377,870 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	186	150
Additional paid-in capital	777,166	644,306
Accumulated deficit	(818,781)	(784,953)
Total stockholders' equity	(41,367)	(140,435)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$362,965	$300,204

GASTAR EXPLORATION INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2017	2016
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(18,698)	$(69,857)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	4,652	13,729
Impairment of natural gas and oil properties	—	48,497
Stock-based compensation	996	1,633
Total gain on commodity derivatives contracts	(1,300)	(285)
Cash settlements of matured commodity derivative contracts, net	1,683	8,158
Amortization of deferred financing costs and debt discount	1,710	990
Accretion of asset retirement obligation	51	105
Loss on early extinguishment of debt	12,172	—
Changes in operating assets and liabilities:
Accounts receivable	(9,897)	636
Prepaid expenses	103	100
Accounts payable and accrued liabilities	972	11,475
Net cash (used in) provided by operating activities	(7,556)	15,181
CASH FLOWS FROM INVESTING ACTIVITIES:
Development and purchase of oil and natural gas properties	(21,613)	(12,825)
(Acquisition of) refund for oil and natural gas properties	(54,498)	127
Proceeds from sale of oil and natural gas properties	13,150	—
Application of proceeds from non-operators	(729)	(20)
Advances to operators	—	(69)
Purchase of furniture and equipment	(41)	(4)
Net cash used in investing activities	(63,731)	(12,791)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from term loan	250,000	—
Proceeds from convertible notes	200,000	—
Repayment of senior secured notes	(325,000)	—
Repayment of revolving credit facility	(84,630)	(20,370)
Loss on early extinguishment of debt	(7,011)	—
Proceeds from issuance of common shares, net of issuance costs	56,366	—
Dividends on preferred stock	(14,473)	(3,618)
Deferred financing charges	(9,945)	(815)
Increase in restricted cash	(369)	—
Tax withholding related to restricted stock and PBU vestings	(585)	(711)
Net cash provided by (used in) financing activities	64,353	(25,514)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(6,934)	(23,124)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	71,529	50,074
CASH AND CASH EQUIVALENTS, END OF PERIOD	$64,595	$26,950

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION

We use both GAAP and certain non-GAAP financial measures to assess performance.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  Our management believes that these non-GAAP measures provide useful supplemental information to investors in order that they may evaluate our financial performance using the same measures as management.  These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  In evaluating these measures, investors should consider that the methodology applied in calculating such measures may differ among companies and analysts.  A reconciliation is provided below outlining the differences between these non-GAAP measures and their most directly comparable financial measure calculated in accordance with GAAP.

Reconciliation of Net Loss to Net Income Loss Excluding Special Items:

	For the Three Months Ended March 31,
	2017	2016
	(in thousands, except share and per share data)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(22,316)	$(73,475)
SPECIAL ITEMS:
Losses related to the change in mark to market value for outstanding commodity derivatives contracts	582	6,497
Impairment of oil and natural gas properties	—	48,497
Loss on early extinguishment of debt	12,172	—
Non-recurring general and administrative costs related to acquisition of assets	—	275
Non-recurring severance costs related to property divestments	—	537

ADJUSTED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(9,562)	$(17,669)

ADJUSTED NET LOSS PER SHARE OF COMMON STOCK ATTRIBUTABLE TO COMMON STOCKHOLDERS:
Basic	$(0.06)	$(0.22)
Diluted	$(0.06)	$(0.22)
WEIGHTED AVERAGE SHARES OF COMMON STOCK
Basic	162,829,221	78,788,133
Diluted	162,829,221	78,788,133

Reconciliation of Cash Flows before Working Capital Changes and as Adjusted for Special Items:

	For the Three Months Ended March 31,
	2017	2016
	(in thousands, except share and per share data)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(18,698)	$(69,857)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	4,652	13,729
Impairment of oil and natural gas properties	—	48,497
Stock-based compensation	996	1,633
Mark to market of commodity derivatives contracts:
Total gain on commodity derivatives contracts	(1,300)	(285)
Cash settlements of matured commodity derivatives contracts, net	1,683	8,158
Amortization of deferred financing costs and debt discount	1,710	990
Accretion of asset retirement obligation	51	105
Loss on early extinguishment of debt	12,172	—
Cash flows from operations before working capital changes	1,266	2,970
Dividends on preferred stock(1)	(3,618)	(3,618)
Non-recurring general and administrative costs related to acquisition of assets	—	275
Non-recurring severance costs related to property divestments	—	537
Adjusted cash flows from operations	$(2,352)	$164

________________

(1)Excludes $10.9 million of accumulated dividends for the period April 2016 to December 2016 declared and paid in January 2017.

Reconciliation of Net Loss to Adjusted Earnings Before Interest, Income Taxes, Depreciation, Depletion and Amortization ("Adjusted EBITDA"):

	For the Three Months Ended March 31,
	2017	2016
	(in thousands, except share and per share data)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(22,316)	$(73,475)
Interest expense	10,849	9,298
Loss on early extinguishment of debt	12,172	—
Depreciation, depletion and amortization	4,652	13,729
Impairment of oil and natural gas properties	—	48,497
EBITDA	5,357	(1,951)
Dividends on preferred stock	3,618	3,618
Accretion of asset retirement obligation	51	105
Losses related to the change in mark to market value for outstanding commodity derivatives contracts	582	6,497
Non-cash stock compensation expense	996	1,633
Investment income and other	(49)	(33)
Non-recurring general and administrative costs related to acquisition of assets	—	275
Non-recurring severance costs related to property divestments	—	537
ADJUSTED EBITDA	$10,555	$10,681

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